DRAFT: 07/23/2002

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H G U Investments, Inc.

6.0% to 9.0% Bonds due 2007

INDENTURE

Dated as of July ____, 2002

PAUL PRUITT OF PRUITT AND ASSOCIATES, P.C.
A Professional Corporation, Trustee
200 North Broadway Avenue, Mezzanine Level
Tyler, Texas 75702

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TABLE OF CONTENTS

Page
ARTICLE 1	5
DEFINITIONS AND INCORPORATION BY REFERENCE	5
SECTION 1.1. DEFINITIONS	5
SECTION 1.2. RULES OF CONSTRUCTION	9
ARTICLE 2	10
THE SECURITIES	10
SECTION 2.1. FORM AND DATING; GLOBAL NOTE	10
SECTION 2.2. EXECUTION AND AUTHENTICATION	10
SECTION 2.3. REGISTRAR AND PAYING AGENT	11
SECTION 2.4. BOND PAYMENT FUND; DEPOSITS OF MONEY	11
SECTION 2.5. INITIAL BOND PAYMENT FUND AND RESERVE FUND	12
SECTION 2.6. SECURITYHOLDER LISTS	12
SECTION 2.7. TRANSFER AND EXCHANGE	12
SECTION 2.8. CERTIFICATED SECURITIES	14
SECTION 2.9. REPLACEMENT SECURITIES	14
SECTION 2.10. OUTSTANDING SECURITIES	14
SECTION 2.11. TEMPORARY SECURITIES	15
SECTION 2.12. CANCELLATION	15
SECTION 2.13. RECORD DATE	15
SECTION 2.14. CUSIP NUMBERS	16
SECTION 2.15. ADDITIONAL BOND ISSUES/ADDITIONAL INDEBTEDNESS	16
ARTICLE 3.	16
DISBURSEMENT OF SECURITY PROCEEDS	16
SECTION 3.1 BOND PROCEEDS ACCOUNT	16
SECTION 3.2 USE OF PROCEEDS	17
SECTION 3.3 USE OF PROCEEDS (continued)	17
SECTION 3.4 DISBURSEMENT BY PAYING AGENT	17
SECTION 3.5 DISBURSEMENT BY PAYING AGENT (continued)	17
SECTION 3.6 ABANDONMENT OF ISSUE	18
ARTICLE 4	18
REDEMPTION	18
SECTION 4.1. NOTICES TO TRUSTEE AND PAYING AGENT	18
SECTION 4.2. SELECTION OF SECURITIES TO BE REDEEMED	19
SECTION 4.3. NOTICE OF REDEMPTION	19
SECTION 4.4. EFFECT OF NOTICE OF REDEMPTION	20
SECTION 4.5. DEPOSIT OF REDEMPTION PRICE	20
SECTION 4.6. SECURITIES REDEEMED IN PART	20
ARTICLE 5	20
COVENANTS	20
SECTION 5.1. PAYMENT OF SECURITIES	20
SECTION 5.2. SEC REPORTS	20
SECTION 5.3. LIMITATION ON INDEBTEDNES	21
SECTION 5.5. LIMITATION ON TRANSACTIONS WITH AFFILIATES	22
SECTION 5.6. COMPLIANCE CERTIFICATE	21
SECTION 5.7. FURTHER INSTRUMENTS AND ACTS	22
SECTION 5.8. MAINTENANCE OF PROPERTIES; INSURANCE	23
SECTION 5.10. CORPORATE EXISTENCE	23
SECTION 5.11. TAXES	23
SECTION 5.12. CONFLICTING AGREEMENTS	23
SECTION 5.13. ANNUAL CERTIFICATION	23
ARTICLE 6	24
SUCCESSOR COMPANY	24
ARTICLE 7	24
DEFAULTS AND REMEDIES	24
SECTION 7.1. EVENTS OF DEFAULT	25
SECTION 7.2. ACCELERATION	26
SECTION 7.4. OTHER REMEDIES	27
SECTION 7.5. WAIVER OF PAST DEFAULTS	27
SECTION 7.6. CONTROL BY MAJORITY	28
SECTION 7.7. LIMITATION ON SUITS	28
SECTION 7.8. RIGHTS OF HOLDERS TO RECEIVE PAYMENT	28
SECTION 7.9. COLLECTION SUIT BY TRUSTEE	28
SECTION 7.10. TRUSTEE MAY FILE PROOFS OF CLAIM	29
SECTION 7.11. PRIORITIES	29
SECTION 7.12. UNDERTAKING FOR COSTS	29
SECTION 7.13. WAIVER OF STAY OR EXTENSION LAWS	29
ARTICLE 8	30
TRUSTEE	30
SECTION 8.1. DUTIES OF TRUSTEE	30
SECTION 8.2. RIGHTS OF TRUSTEE	31
SECTION 8.3. INDIVIDUAL RIGHTS OF TRUSTEE	32
SECTION 8.4. TRUSTEE'S DISCLAIMER	32
SECTION 8.5. NOTICE OF DEFAULTS	32
SECTION 8.6. COMPENSATION AND INDEMNITY	32
SECTION 8.7. REPLACEMENT OF TRUSTEE	33
SECTION 8.8. SUCCESSOR TRUSTEE BY MERGER	33
ARTICLE 9	34
AMENDMENTS AND WAIVERS	34
SECTION 9.1. WITHOUT CONSENT OF HOLDERS	34
SECTION 9.2. WITH CONSENT OF HOLDERS	35
SECTION 9.3. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS	35
SECTION 9.4. NOTATION ON OR EXCHANGE OF SECURITIES	36
SECTION 9.5. TRUSTEE TO SIGN AMENDMENTS	36
SECTION 9.6 PAYMENT FOR CONSENT	36
ARTICLE 10	36
MISCELLANEOUS	36
SECTION 10.1. NOTICES	36
SECTION 10.2. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS	37
SECTION 10.3. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT	37
SECTION 10.4. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION	38
SECTION 10.5. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR	38
SECTION 10.6. LEGAL HOLIDAYS	38
SECTION 10.7. GOVERNING LAW	38
SECTION 10.8. NO RECOURSE AGAINST OTHERS	39
SECTION 10.9. SUCCESSORS	39
SECTION 10.10. MULTIPLE ORIGINALS	39
SECTION 10.11. TABLE OF CONTENTS; HEADINGS	39
SECTION 10.12. SEVERABILITY	39
EXHIBIT A	41
FORM OF FACE OF SECURITY	41

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INDENTURE dated as of July _____, 2002, between H G U Investments, Inc., a Texas corporation (the "Company"), and Paul Pruitt of Pruitt and Associates, P.C., A Professional Corporation, 200 North Broadway Avenue, Mezzanine Level, Tyler, Texas 75702; telephone (903) 533-8595 (the "Trustee").

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 6.0% to 9.0% Bonds due 2007 (the "Securities"):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1. DEFINITIONS.

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Authorized Denominations" shall mean any integral multiples of $250.

"Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

"Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company.

"Bond Payment Fund" shall mean the fund of that name established pursuant to Section 2.4 and used by the Trustee or Paying Agent to pay the principal and interest on any Security when due.

"Bond Proceeds Account" means the account of that name described in Sections 3.2-3.4 herein.

"Business Day" means each day on which banks and government offices are open in Dallas, Texas.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, excluding any debt securities convertible into such equity.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

"Contract for Deed Notes" means first lien mortgages held by the Company on properties sold by the Company.

"Depositary" shall have the meaning set forth in Section 2.1.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied, except as otherwise expressly provided in this Indenture.

"Global Note" means the Securities evidenced by a note in global form deposited with a custodian for, and registered in the name of a nominee of the Trustee.

"Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

"Incur" means to, directly or indirectly, create, issue, assume, guarantee, incur (by conversion, exchange or otherwise) extend, assume, or otherwise become liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurrence," "Incurred" and "Incurring" shall each have a correlative meaning.

"Indebtedness" means, with respect to any Person on any date of determination (on a consolidated basis and without duplication):

(i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except any obligation to pay any portion of such purchase price that becomes due only if the earnings attributable to such property or services satisfy predetermined minimum amounts subsequent to the purchase of such property or services and the amount of such obligation cannot be determined on the date of such purchase);

(iv) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on any such letter of credit;

(v) all Indebtedness of other Persons to the extent guaranteed by such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

"Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

"Indenture Obligations" means the obligations of the Company to pay principal of, and premium, if any, and interest (including, without limitation, any default interest) on, the Securities when due and payable, whether at maturity, by acceleration, call for redemption or repurchase, in each case as required hereunder, and all other amounts due or to become due under or in connection with this Indenture and the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the terms hereof and thereof.

"Issue Date" means the first date on which Securities are issued pursuant to this Indenture.

"Lien" means any lien, security interest or other charge or encumbrance of any kind, or any type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

"Minimum Closing Amount" shall mean $500,000.

"Net Bond Proceeds" shall have the meaning set forth in Section 3.2 hereof.

"Officer" means the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Vice President and Chief Administrative Officer, any other Vice President, the Treasurer or the Secretary of the Company.

"Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

"Opinion of Counsel" means a written opinion, in form acceptable to the Trustee, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

"Paying Agent" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

"Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

"Purchaser" means the purchaser a Security.

"Reserve Fund" means the fund of that name established pursuant to Section 2.5.

"Revenues" means the Accounts, General Intangibles and proceeds from the sale or other disposition of Accounts and General Intangibles as such terms are defined in the Uniform Commercial Code.

"SEC" means the Securities and Exchange Commission.

"Securities" means the Securities issued under this Indenture.

"Securities Act" means the Securities Act of 1933, as amended.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred.

"Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof whose long-term debt is rated "A" or higher according to Moody's Investors Service, Inc. (or such equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause.

"Trade Payables" shall mean all obligations of the company arising in the ordinary course of business (and not any financing activity) that are no more than 60 days past due.

"Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

"Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

"Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Texas, unless the context otherwise specifies.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

SECTION 1.2. RULES OF CONSTRUCTION. Unless the context otherwise requires:

(1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(2) words in the singular include the plural and words in the plural include the singular; and

(3) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

ARTICLE 2

THE SECURITIES

SECTION 2.1. FORM AND DATING; GLOBAL NOTE.

At the option of the Purchaser, the Securities purchased by such Purchaser may be in book- entry form or in certificated form. The Securities issued under this Indenture in certificated form shall be substantially in the form set forth in Exhibit A hereto with such variations, omissions and insertions as are permitted or required thereby and hereby. The Securities issued under this Indenture in book-entry form shall be substantially in the form set forth in Exhibit A hereto with such variations, omissions and insertions as are permitted or required thereby and hereby. The Securities may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. Each Security shall be dated the later of (i) January 1, 2002 and (ii) the date the payment for the Security is received in the office of the Underwriter. Each Security will mature as set forth on the face of the Security. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

Each Global Note authenticated under this Indenture shall be registered in the name of the depositary designated by the Company (the "Depositary") and delivered to such depositary or a nominee thereof or custodian thereof. Each Certificated Note authenticated under this Indenture shall be registered in the name of Purchaser and delivered to Purchaser.

SECTION 2.2. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar (as defined below), Paying Agent (as defined below) or agent for service of notices and demands.

SECTION 2.3. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

The Paying Agent shall (i) prepare and mail as required interest and principal checks to the registered owners of Securities; (ii) prepare and mail Internal Revenue Service Form 1099's to inform each registered owner of the Securities of the respective amount of interest earned and required to be reported by the Trustee to the Internal Revenue Service for that taxable year (which may be different figures from those applicable to and reportable for income tax purposes by individual Securityholders); and (iii) prepare and forward to applicable taxing authorities all required information pertaining to the interest income of Bondholders.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.6.

The Company initially appoints Colonial Trust Company, Phoenix, Arizona as Registrar and Paying Agent in connection with the Securities.

SECTION 2.4. BOND PAYMENT FUND; DEPOSITS OF MONEY. Upon the close of escrow, the Paying Agent shall establish the Bond Payment Fund as a trust account. On the first day of each month, the Company shall deposit in the Bond Payment Fund an amount equal to: (i) 1/12th of the annual interest on the principal amount of all Bonds outstanding as of the last business day of the immediately proceeding month, but excluding the Compound Interest Bonds; plus (ii) $1,250 for the payment of paying agent fees and administrative expenses; plus (iii) the aggregate principal amount of all Bonds due and payable during that month; provided, however, that if the formula in the clause immediately above should, at any time, result in the Bond Payment Fund having insufficient funds to make any principal and interest payments on the Securities due within the next calendar month, the Company shall deposit the amount of such shortfall in the Bond Payment Fund prior to such payment(s) becoming due; provided, further, the Company shall not be required to make any deposits in the Bond Payment Fund for so long as the balance of the Bond Payment Fund equals or exceeds the principal and interest payable on the then current due date. The Paying Agent shall use the funds in the Bond Payment Fund to pay all principal and interest when due as provided for under this Indenture and in the Securities.

SECTION 2.5. INITIAL BOND PAYMENT FUND AND RESERVE FUND. The Company shall establish an Initial Bond Payment Fund of $150,000. The Initial Bond Payment Fund will be funded from the sale of Bonds. $75,000 will be funded from the Escrow Account, and once escrow has been met, then $75,000 will be funded from the proceeds of the Bonds and will be put into the Bond Payment Fund up to a maximum of $150,000. The Initial Bond Payment Fund will be used only to make the initial payments on the Bonds.

The Company shall also establish a Reserve Fund as a trust account with the Paying Agent. The funds held in the Reserve Fund may be invested in Temporary Cash Investments at the Paying Agent's discretion.

In the event that the Company fails to make a required deposit in the Bond Payment Fund and such failure is not cured in 30 days, then the Trustee shall use the funds in the Reserve Fund to pay the Bond Payment Fund deficiency. The Company must restore the Reserve Fund to its balance prior to the Trustee's withdrawal by the next quarterly interest payment date.

The balance of the Reserve Fund may be used by the Company to retire the Securities when they expire or are called pursuant to their terms; provided, however, the balance due on all Securities outstanding after such payments are made may not be more than the balance of Reserve Fund after such retirement payments have been made.

SECTION 2.6. SECURITYHOLDER LISTS. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. The Registrar shall furnish to the Trustee, when requested by the Trustee in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.7. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under the Indenture. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee.

A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary, (ii) the Company executes and delivers to the Trustee a request stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to such Global Securities. In all cases Certificated Securities delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any Certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note.

If any beneficial interest in a Global Note is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Registrar, for exchange or cancellation as provided in this Article 2. If any beneficial interest in a Global Note is to be exchanged for other Securities or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such beneficial interest in a Global Note shall be so surrendered for exchange or cancellation as provided in this Article 2 or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Registrar, whereupon the Trustee shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall authenticate and deliver any Securities issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Issuer shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2.

Certificated Securities, which will be issued in certificated form, may not be exchanged for beneficial interests in any Global Note unless such exchange occurs in connection with a transfer of such Certificated Securities that complies with the transfer restrictions applicable to such Certificated Securities.

The Company shall not be required to (i) issue, register the transfer of, or exchange Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing, or (ii) register, in whole or in part, except the unredeemed portion of any Security being redeemed in part. Securities shall be transferred or exchanged without cost to the Securityholder, except for any stamp or other tax or governmental charge required to be paid with respect to such transfer or exchange.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.8. CERTIFICATED SECURITIES. The Company may issue certificated Securities if requested by the bondholder, otherwise they will be issued in Book Entry Form. In connection with the execution and delivery of such certificated Securities, the Company shall execute and the Trustee shall, upon receipt of a written order of the Company signed by two officers, authenticate and deliver one or more certificated Securities in an equal aggregate principal amount.

SECTION 2.9. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8.405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company.

SECTION 2.10. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Registrar except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Registrar and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

If the Bond Payment Fund holds, in accordance with this Indenture, on a redemption date or a maturity date money sufficient to pay all principal of, and premium, if any, and interest payable on, that date with respect to the Securities (or portions thereof) to be maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company thereof or by any other Affiliate controlled by the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

In determining whether the Holders of the required principal amount of Securities have (i) directed the time, method or place of conducting any proceeding for any remedy available to the Trustee hereunder, or exercising any trust or power conferred upon the Trustee; (ii) consented to the waiver of any past Event of Default (as set forth in Section 6.1 of this Indenture) and its consequences; or (iii) consented to the postponement of any interest payment, Securities owned by Affiliates of the Company shall be disregarded and considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. The Company shall notify the Trustee in writing when it or any of its Affiliates purchases or otherwise acquires Securities, of the aggregate principal amount of such Securities so purchased or otherwise acquired.

SECTION 2.11. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Registrar shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.12. CANCELLATION. The Company at any time may deliver Securities to the Registrar for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and, upon request, deliver such canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.13. RECORD DATE. The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or to consent to any action by vote or consent authorized or permitted by Section 9.2. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee pursuant to Section 2.6 prior to such solicitation.

SECTION 2.14. CUSIP NUMBERS. The Company in issuing the Securities may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as of convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

SECTION 2.15. ADDITIONAL BOND ISSUES/ADDITIONAL INDEBTEDNESS. The Company reserves the right to issue additional bonds that rank equal with these Bonds or incur additional debt obligations for any lawful purpose, including refunding any outstanding Bonds. Such additional bonds along with these Bonds that are currently being offered should be deemed "Bonds" for all purposes. When issued and delivered the additional Bonds may be secured under the terms of the Trust Indenture and may be on parity with all of the Company's outstanding Bonds. The additional Bonds may be offered in one or more series or issues, in various principal amounts, bearing interest, maturing, and having such redemption features and other provisions as may be provided in any supplemental indenture or other instrument authorizing their issuance. However, no series or issue of additional Bonds shall be issued unless:

(1) any default or event which would result in default by the Company under the trust indenture has been first cured;

(2) any first lien mortgages originated or acquired from the proceeds of additional bonds must be the subject of and become a part of the lien of the trust indenture.

ARTICLE 3

DISBURSEMENT OF SECURITY PROCEEDS

SECTION 3.1. BOND PROCEEDS ACCOUNT. As the Securities are sold (or if the Security proceeds are placed in an escrow account to be released to the Paying Agent only after the conditions of the escrow agreement have been met), the proceeds from the sale of the Securities shall be delivered to Paying Agent to be deposited into an interest bearing Bond Proceeds Account in the name and under the exclusive control of the Paying Agent in a depository selected by the Paying Agent, including its own commercial banking division. Paying Agent shall disburse the Security proceeds in accordance with the provisions of Section 3.2, 3.3 and 3.4 below.

SECTION 3.2. USE OF PROCEEDS. Out of the proceeds from the sale of the Securities up to and including the Minimum Closing Amount, the Paying Agent shall first pay the following items in the order and preference listed:

(1) To pay commissions due the broker/dealer.

(2) The reimbursement to the Trustee and Paying Agent of any expenses incurred, including attorney's fees.

(3) $75,000 shall be deposited in the Bond Payment Fund.

(4) $35,000 to pay our cost of the offering, including any legal, accounting and printing costs.

(5) To provide the remainder of the funds in the Bond Proceeds Account.

SECTION 3.3. USE OF PROCEEDS (continued). Out of the proceeds from the sale of the Securities after the Minimum Closing Amount has been sold, the Paying Agent shall first pay the following items in the order and preference listed:

(1) To pay commissions due the broker/dealer.

(2) $32,500 to pay the remainder owed MMR for the non-accountable expense allowance.

(3) $75,000 shall be deposited in the Bond Payment Account.

(4) $100,000 shall be deposited in the Reserve Fund.

(5) To provide the remainder of the funds in the Bond Proceeds Account.

SECTION 3.4 DISBURSEMENT BY PAYING AGENT. The disbursement by the Paying Agent of the Net Bond Proceeds from Bond Proceeds Account shall, so long as an Event of Default is not continuing, be solely at the request of the Company.

SECTION 3.5 DISBURSEMENT BY PAYING AGENT (continued). If for any reason other than the gross negligence or willful misconduct of the the Paying Agent, more funds are disbursed from the Bond Proceeds Account for the items listed in this Article III than are deposited into said Account:

(1) Paying Agent shall promptly upon discovery thereof notify the Company of such fact by furnishing a statement showing how said over expenditure occurred;

(2) Within thirty (30) days of the receipt of such notice, the Company shall remit to the Paying Agent funds sufficient to cover the over expenditure.

SECTION 3.6 ABANDONMENT OF ISSUE. If after receipt by the Paying Agent of the proceeds from the sale of all or any portion of Company's Securities, the Company abandons or for any reason is legally restrained or prohibited from undertaking or proceeding with the purposes for which such Securities were issued:

(1) Before any disbursements are made by The Paying Agent therefrom, Issuer shall be obligated to pay and agrees promptly to pay any expenses incurred by the The Paying Agent, including attorney's fees incurred in regard to the offering and The Paying Agent shall return the gross bond proceeds to the holders of such Securities in full payment and redemption thereof.

(2) After any disbursements have been made therefrom in good faith by The Paying Agent, the provisions of Sections 3.2, 3.3 and 3.4, shall then be applicable to the disbursement and return of the excess funds remaining, if any.

In neither event shall the Bondholders be entitled, in addition to the principal so returned after payment of such costs and expenses, to interest on such principal. Return of such principal to the Bondholders, net of any applicable expenses, shall operate as a complete discharge of the The Paying Agent; and Issuer hereby indemnifies and agrees to hold The Paying Agent from any and all claims therefor, including all costs of maintaining a legal defense.

ARTICLE 4

REDEMPTION

SECTION 4.1. NOTICES TO TRUSTEE AND PAYING AGENT. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee and Paying Agent in writing of the redemption date (the "Redemption Date"), the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. The Redemption Date for any Security shall be no less than one calendar year after the date such Security is issued.

The Company shall give each notice to the Trustee and Paying Agent provided for in this Section at least 30 days (or such lesser time as is acceptable to the Trustee) but not more than 60 days before the Redemption Date unless the Trustee and Paying Agent consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee and Paying Agent, which record date shall be not less than 15 days after the date of notice to the Trustee and Paying Agent.

SECTION 4.2. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Paying Agent shall select the Securities to be redeemed pro rata or by lot or, at the discretion of the Paying Agent, by a method that complies with applicable legal and securities exchange requirements, if any, and that the Paying Agent considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Paying Agent shall make the selection from outstanding Securities not previously called for redemption. The Paying Agent may select for redemption portions of the principal of Securities that have denominations larger than $250. Securities and portions of them the Paying Agent selects shall be in Authorized Denominations. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Paying Agent shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 4.3. NOTICE OF REDEMPTION. At least 15 days but not more than 60 days before a Redemption Date of Securities, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Paying Agent with the information required by this Section.

SECTION 4.4. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 4.5. DEPOSIT OF REDEMPTION PRICE. Prior to 11:00 a.m. Phoenix, Arizona time on the redemption date, the Company shall deposit immediately available funds in the Bond Payment Fund sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Paying Agnet for cancellation.

SECTION 4.6. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Paying Agent shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 5

COVENANTS

SECTION 5.1. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due in the Bond Payment Fund.

The Company shall pay interest on overdue principal at the same rate as therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 5.2. SEC REPORTS. The Company shall file the annual report and other documents, reports and information required by Section 13 or 15(d) of the Exchange Act with the SEC and, upon such filing, the Company shall promptly furnish such reports, documents and information to the Trustee. In the event the Company is no longer subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee and to the Securityholders the annual and quarterly reports as if it were subject to such reporting requirements.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 5.3. LIMITATION ON INDEBTEDNESS. During the term of this Indenture, so long as any amount remains outstanding under the Bonds, the Company will not permit the outstanding amount of all their debt, on a consolidated basis (but excluding certain trade payables), to at any time exceed the total of (i) the aggregate outstanding principal amount of first lien mortgage loans reflected on its books, plus (ii) the amount of its cash and marketable securities on hand, plus (iii) its inventory of real property at cost.

SECTION 5.4. LIMITATION ON LIENS. During the term of this Indenture, the Company will not, and will not allow its Subsidiaries to, create, suffer to exist, or permit any lien on any of the assets of, whether now owned or hereafter acquired, or assign, any right to receive income, other than:

(1) Liens for taxes, assessments, and governmental charges or liens not yet due and payable, or which are being contested by appropriate proceedings diligently pursued;

(2) Liens imposed by law, such as materialmen's, mechanics', carriers, workman's and repairmen's Liens and other similar Liens arising in the ordinary course of business;

(3) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;

(4) easements, rights of way, and other encumbrances or title to real property that do not materially adversely affect the use of the property for its present purposes;

(5) [Liens existing on the date here of and described on Exhibit ___ hereto];

(6) purchase money liens on (i) equipment, or (ii) real property to be used for the Company's offices; and acquired or held by the Company or its Subsidiaries in the ordinary course of business, to secure the purchase price of the equipment or office property, or to secure debt incurred solely for the purpose of financing the acquisition of such property, or liens existing or equipment or office property at the time of its acquisition (other than any such lien created in contemplation of such acquisition that was not incurred to finance the acquisition of such equipment or office property) or extensions, renewals or replacements of any of the foregoing, but only on the condition that none of these liens may cover any property other than the property being acquired;

(7) existing liens on property of a person or company acquired by the Company; provided, however, that any such liens were not created in contemplation of acquisition; and further provided, that such liens do not cover any assets other than those of the person or company acquired by the Company; or

(8) the replacement, extension, or renewal of any lien permitted above, but only in the same property, without any change in any direct or contingent obligor.

SECTION 5.5. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company shall not, directly or indirectly, conduct any business, enter into or permit to exist any transaction (including, without limitation, the sale, conveyance, disposition, purchase, exchange or lease of any property, the lending the borrowing or advancing of any money or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are set forth in writing, (ii) such Affiliate Transaction is in the best interest of the Company, (iii) such Affiliate Transaction is on terms as favorable to the Company as those that could be obtained at the time of such Affiliate Transaction for a similar transaction in arm's length dealings with a Person who is not such an Affiliate and (iv) with respect to each Affiliate Transaction involving aggregate payments or value in excess of $500,000, the Affiliate Transaction is approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, as evidenced by a Board Resolution, and that such Affiliate Transaction complies with clauses (ii) and (iii).

(b) The provisions of Section 5.5(a) shall not prohibit (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (ii) loans or advances permitted under this Indenture to employees in the ordinary course of business in accordance with past practices of the Company, (iii) the payment of reasonable fees to directors of the Company who are not employees of the Company ,or (iv) reasonable and customary indemnification arrangements between the Company and their respective directors and officers pursuant to which the Company agrees to indemnify such directors and officers against losses and expenses incurred by such directors and officers in connection with their service to the Company (to the extent that such indemnification arrangements are permitted under applicable law).

SECTION 5.6. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within [__ days after the end of each fiscal quarter and within] 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.7. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 5.8. MAINTENANCE OF PROPERTIES; INSURANCE. The Company shall, at all times:

(a) maintain all property and assets necessary in its business in good working order and condition (ordinary wear and tear excepted), in compliance with applicable regulations, laws or restrictions and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so its business may be properly and advantageously conducted at all times; and

(b) maintain with insurance companies rated B+ or better by A.M. Best, or through self-insurance programs, Form 2 Dwelling Fire Policies on such of its property and assets, and at least such amounts, against at least such risks and with such deductibles or self-insured retentions as in each case are customarily insured against in the same general area by companies engaged in the same or a similar business and consistent with the past practices of the Company.

SECTION 5.9. REVENUE PLEDGE. The Company shall, at all times and does hereby grant a security interest in and a pledge of its revenues related to the properties and assets funded with Bond Proceeds to secure the repayment of the Bonds. Unless they are in a continuing event of default and the Trustee is authorized to take action pursuant to the Trust Indenture, they may use their revenues in their sole discretion in the ordinary course of business for their operations and payment of indebtedness, whether or not any such indebtedness is subordinated to the Bonds.

The Trustee will file a Uniform Commercial Code financing statement to perfect its security interest in our revenues pursuant to the Trust Indenture.

SECTION 5.10. CORPORATE EXISTENCE. Subject to Article 6, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, in accordance with the respective organizational documents of the Company and the rights (charter and statutory), registrations, licenses and franchises of the Company.

SECTION 5.11. TAXES. The Company shall pay, prior to delinquency, all taxes, assessments and governmental levies, except as the same are being contested in good faith and by appropriate proceedings or where the failure to pay would not have a material adverse effect on the Company.

SECTION 5.12. CONFLICTING AGREEMENTS. The Company shall not enter into any agreement or instrument that by its terms expressly prohibits the Company from making any payments on the Securities required by the terms hereof and thereof.

SECTION 5.13. ANNUAL CERTIFICATION. The Company shall have an annual certification prepared by a certified public accountant, that the Company is in compliance with the ratio of current assets to current liabilities as defined in Section 5.3 Limitation on Indebtedness.

ARTICLE 6

SUCCESSOR COMPANY

The Company shall not enter into any transaction or series of transactions to consolidate, amalgamate or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all its property and assets to any Person unless (i) if the Company is a party to such transaction and is not the surviving entity (the "Surviving Entity"), the Person formed by such consolidation or amalgamation or into which the Company is merged or that acquires, by sale, conveyance, assignment, transfer, lease or other disposition, all or substantially all the properties and assets of the Company as an entirety, shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District or Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company pursuant to the Securities and the Indenture; (ii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Company or the Surviving Entity as a result of such transaction or series of transactions as having been incurred by the Company or such Surviving Entity at the time of such transaction or series of transactions) no Default or Event of Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating (A) that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) and written instrument (if any) comply with this Indenture and (B) that upon execution and delivery of such supplemental indenture or written instrument the Company or such Surviving Entity shall be bound by the terms of this Indenture as thereby amended and this Indenture as thereby amended shall be enforceable against the Company or such Successor Entity in accordance with its terms.

Upon any transaction involving the Company in which the Company is not the Surviving Entity, such Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of, and premium, if any, or interest on, the Securities. In addition and not in lieu of the foregoing, upon the consummation of any transaction in which the shareholders of the Company will no longer hold the power to elect a majority of the board of directors of the Surviving Entity (a "Change of Control"), then each Securityholder may require the Company to repurchase all or a portion of their Securities pursuant to the terms of the Security. The Company shall promptly send a notice to each Securityholder by first class mail, with a copy of the notice to the Trustee, notifying such Securityholder of the Change of Control and their right to require the company to repurchase their Securities.

ARTICLE 7

DEFAULTS AND REMEDIES

SECTION 7.1. EVENTS OF DEFAULT. An "Event of Default" occurs if:

(1) the Company fails to make any payment of interest on any Security when the same shall become due and payable, and such failure continues for a period of 30 days;

(2) the Company (i) fails to make the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption or declaration, or otherwise or (ii) fails to redeem or purchase Securities when and to the extent required pursuant to this Indenture or the Securities, and any such failure continues for a period of 30 days;

(3) The Company fails to replenish the Reserve Fund by the next quarterly payment date;

(4) the Company fails to comply with Article 6;

(5) the Company fails to comply with Section 5.3, 5.4, 5.5 or 5.6 and such failure continues for 30 days after the notice specified below;

(6) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1), (2), (3), (4) or (5) above) and such failure continues for a period of 60 days after the notice specified below or the Company fails to give the notice specified below;

(7) Principal of or interest on any Indebtedness of the Company for borrowed money is not paid when due within any applicable grace period of any Indebtedness of the Company is accelerated by the Holders thereof, in each case, if the total amount so unpaid when due within any applicable grace period or accelerated exceeds $500,000;

(8) one or more judgments or decrees aggregating in excess of [$1,000,000] is rendered against the Company and is not discharged and either: (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree; or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(9) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for any substantial part of its property; or

(C) orders the winding up or liquidation of the Company; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by reason of the provisions of Article 9 of this Indenture or by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A default under (1) or (2) above is not an Event of Default if the Company, within 30 days (after any grace period allowed in (1) or (2) above), makes payment for any amounts due thereunder, together with interest on the defaulted amount computed at the rate of 8.5% on the basis of a 360 day year.

A default under clause (5) or (6) above is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (5), (6), (7) or (8) above, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 7.2. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 7.1(9) or (10) with respect to the Company) occurs and is continuing, the Trustee by notice in writing to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Trustee and the Company, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.1(9) or (10) occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 7.3. REVENUE PLEDGE. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture, including without limitation through the Revenue Pledge set forth in Section 5.9. The Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities by notice to the Trustee and the Company), may declare the Revenue Pledge to be immediately effective, and that all revenues of the Company (on a pro rata basis with other Pari Passu obligations of the Company) be used to immediately repay the current amount due under the Securities (including any amounts due pursuant to any Acceleration of the Securities, if so elected by the Trustee or the Holders of at least 25% in principal amount of the Securities).

Upon notice from the Trustee that the Revenue Pledge is being used pursuant to this Section 7.3, the Company shall segregate all of its Revenues (pro rata with any other Pari Passu obligations of the Company) and pay the pro rata share of such Revenues to the Bond Payment Fund or the Reserve Fund, as designated by the Trustee.

Once sufficient funds to cure an Event of Default have been deposited in the Reserve Fund, such Event of Default shall be cured for all purposes hereunder.

SECTION 7.4. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 7.5. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal (other than principal due by reason of acceleration) of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended or waived without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 7.6. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or by exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 7.7. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

SECTION 7.8. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 7.9. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of interest or principal specified in Section 7.1(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 8.7.

SECTION 7.10. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.6.

SECTION 7.11. PRIORITIES. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 8.6;

SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 7.12. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.7 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 7.13. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully refrain from doing so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 8

TRUSTEE

SECTION 8.1. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

(b) Except during the continuance of an Event of Default known to the Trustee:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 8.2. RIGHTS OF TRUSTEE. (a) The Trustee may rely and shall be protected in acting or in refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company's accountants and attorneys.

(b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

SECTION 8.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.8 and 8.9.

SECTION 8.4. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

SECTION 8.5. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

SECTION 8.6. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, sale or otherwise in connection with this Indenture, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and court costs. The Company shall indemnify the Trustee, its officers, directors, employees and agents, against any and all loss, liability damage, claim or expense (including reasonable attorneys' fees and expenses), including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

The Trustee's right to receive payment of any amounts due under this Section 8.6 shall not be subordinate to any other liability or indebtedness of the Company (even though the Securities may be subordinate to such other liability or indebtedness).

The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 7.1(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law.

SECTION 8.7. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 8.9;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.6.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 8.9, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 8.6 shall continue for the benefit of the retiring Trustee.

SECTION 8.8. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.1. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article 6;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4) to add Guarantees with respect to the Securities or to secure the Securities;

(5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(6) to provide for the acceptance of appointment hereunder by a successor Trustee; or

(7) to make any change that does not adversely affect the rights of any Securityholder.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officer's Certificate stating that such amendment or supplement complies with the provisions of this Section 9.1.

After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.2. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. In addition, the Holders of at least a majority in principal amount of the Securities by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or waiver may not:

(1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or extend the time for payment of interest on any Security;

(3) reduce the principal of or extend the Stated Maturity of any Security;

(4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(5) make any Security payable in money other than that stated in the Security;

(6) impair the right of any Securityholder to institute suit for enforcement of any payment on or with respect to any Security; or

(7) make any change in Section 6.4 or 6.7 or the second sentence of this Section which adversely affects the rights of any Securityholder.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment or waiver. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section.

SECTION 9.3. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.4. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee at the written direction of the Company shall place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.5. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied.

SECTION 9.6 PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

MISCELLANEOUS

SECTION 10.1. NOTICES. Any notice or communication shall be in writing and delivered in person, by telecopier or mailed by first-class mail addressed as follows:

if to the Company:
H G U Investments, Inc.
6040 Camp Bowie Boulevard
Suite 3
Fort Worth, Texas 76116
(817) 731-9172
Attention: Dylan Roan

if to the Trustee:
Paul Pruitt of Pruitt and Associates, P.C., A Professional Corporation
200 North Broadway Avenue Mezzanine Level
Tyler, Texas 75702
Telephone (903) 533-8595

if to the Registrar/Paying Agent/Transfer Agent/Escrow Agent
Colonial Trust Company
5336 N 19th Ave.
P.O. Box 33487
Phoenix, Arizona 85067-3487
Telephone (800) 486-6888
attention: Investor's Services

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 10.2. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate with other Securityholders with respect to their rights under this Indenture or the Securities.

SECTION 10.3. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 10.4. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 10.5. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 10.6. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of Texas. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 10.7. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE PARTIES HERETO SUBMIT TO THE JURISDICTION OF COURTS LOCATED IN THE STATE OF TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

SECTION 10.8. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee, respectively, under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 10.9. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.10. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 10.11. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 10.12. SEVERABILITY. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

H G U Investments, Inc. By:
___________________________________________
Name & Title

TRUSTEE: Paul Pruitt of Pruitt and Associates, P.C., A Professional Corporation By:
___________________________________________
Name & Title

REGISTRAR/PAYING AGENT/TRANSFER/ESCROW AGENT Colonial Trust Company By:
___________________________________________
Name & Title

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 EXHIBIT A

[FORM OF FACE OF SECURITY]